Exhibit 10.8

Purchase and Sales Contract

Seller: Guizhou Shuanghe Industrial Trade Co., Ltd.	Place of signing: Dingxiao, Guizhou
Buyer: Qianxinan Aosen Forestry Ltd	Date of signing: November 6, 2009

I.	Product nane, trademark, model, manufacturer, quantity, value, delivery time and quantity

Product	Spec & Model	Manufacturer Measurement	Quantity	Unit Price (yuan)	Total Price (Yuan)	Delivery Time & Quantity
Paraffin	Refined	Ton	1800	11500	20,700, 000.00
Formaldehyde		Ton	4000	1600	6,400,000.00
Accelerant		Ton	1632	3500	5,712,000.00
Modifier		Ton	820	12000	9,840,000.00
Carbamide		Ton	3200	1420	4,544,000.00
Total RMB value (in writing): Forty-seven million, one hundred and ninety-six thousand yuan

II.	Quality and technology standards, and warranty period: as per national standards

III.	Transportation, station (port) of destination, and cost: in the charge of the Buyer

IV.	Place of delivery: Dingxiao, Guizhou; delivery method: delivery to the Buyer’s location

V.	Reasonable loss and calculation method: N/A

VI.	Packing criteria, supply and recovery of packing materials, and cost sharing: as required by the Seller

VII.	Acceptance Criteria and Method: as per national standards

VIII.	Quantity of spare parts and auxiliaries and method of supply: N/A

IX.	Settlement method and term: remittance or half-year bank acceptance draft. The Seller must deliver the goods within 10 days after receiving the payment or draft.

X.	Liability for breach: through negotiation

XI.	Dispute settlement: Any dispute must be referred to a Guizhou arbitration agency or people’s court.

XII.	Miscellaneous: The Buyer must give the Seller a 3 days' notice for any change in product color or variety. This Contract is made in duplicate.

Seller	Buyer
Guizhou Shuanghe Industrial Trade Co. Ltd. (seal)
Legal representative: Zhang Li
Authorized representative:
Tel: 0851-5106098
Bank of deposit: Jinianta Branch, Communication Bank of China
A/C No.: 521085000010003336
Postcode: 550002	Qianxinan Aosen Forestry Ltd. (Seal)
Legal representative: Peng Fangping
Authorized representative:
Tel: 0859-33528401
Bank of deposit: Rural Cooperative Bank, Xingyi, Guizhou
A/C No.: 2881010001201100024254
Postcode: 562400

Effective from November 6, 2009 to February 5, 2010